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                                                                     EXHIBIT 4.2

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND NO INTEREST HEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS
(i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES,
(ii) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.


No. 98P-__                                       WARRANT TO PURCHASE SHARES OF
                                                   CONVERTIBLE PREFERRED STOCK


                             STOCK PURCHASE WARRANT

                              TO PURCHASE SHARES OF
                         CONVERTIBLE PREFERRED STOCK OF
                            A-FEM MEDICAL CORPORATION

        For value received as set forth in that certain Preferred Stock and Warrant Purchase Agreement between certain investors (each an "Investor" and collectively, the "Investors") acting through their agent, Capital Consultants, Inc. ("CCI"), and A-Fem Medical Corporation, a Nevada corporation (the "Company") dated _____________, 1998, the Company grants to Capital Consultants, Inc. as Agent for Client No. ____, the Holder, as hereinafter defined, the right, subject to the terms of this Warrant, to purchase ______ shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share, at $____ per share, as adjusted (the "Exercise Price") .

SECTION 1 DEFINITIONS.

        As used in this Warrant, unless the context otherwise requires:


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        "Exercise Date" means any date when this Warrant is exercised in the manner indicated in Sections 2.1 and 2.2.

        1.1. "Expiration Date" means 5:00 p.m. Pacific Time, ten years from the date hereof.

        1.2. "Holder" means (i) CCI, as agent for any Investor it represents and
(ii) each Investor.

        1.3. "Securities Act" means the Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder, or any act, rules or regulations that replace the Securities Act or any such rules and regulations.

        1.4. "Preferred Stock" means shares of the class designated as Series A Convertible Preferred Stock, par value $.01 per share, of the Company.

        1.5. "Common Stock" means shares of the class designated as Common Stock, par value $.01 per share, of the Company.

        1.6. "Warrant Shares" means any shares of Preferred Stock issued or issuable upon exercise of this Warrant.

SECTION 2 DURATION AND EXERCISE OF WARRANT.

        2.1 EXERCISE PERIOD

        Subject to the provisions of Sections 2.4, 4 and 6 hereof, this Warrant may be exercised, in whole or in part, during the period commencing on the date two years after the date hereof and ending on the Expiration Date. After the Expiration Date this Warrant shall become void, and all rights to purchase Warrant Shares hereunder shall thereupon cease.

        2.2 METHOD OF EXERCISE

        This Warrant may be exercised by the Holder, in whole or in part, by (i) surrendering this Warrant to the Secretary of the Company, (ii) tendering to the Company payment in full by cash or by check acceptable to the Company of the Exercise Price for the Warrant Shares for which exercise is made and (iii) executing and delivering to the Secretary of the Company an Exercise Form, in the form attached to this Warrant.

        Upon exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares for which exercise is made, even though the transfer or registrar books of the Company may then be closed or certificates representing such Warrant Shares may not then be actually delivered to the Holder.


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        No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall round up or down the number of shares to the nearest whole share.

        2.3 CERTIFICATES

        As soon as practicable after the exercise, at the Company's expense, certificates for such Warrant Shares shall be delivered to the Holder and, unless this Warrant has expired, a warrant representing the number of Warrant Shares, if any, with respect to which this Warrant shall not have been exercised shall be issued to the Holder.

        2.4 SECURITIES ACT COMPLIANCE

        Unless the transfer of the Warrant Shares shall have been registered under the Securities Act, as a condition of the delivery of certificates for the Warrant Shares, the Company may require the Holder to deliver to the Company, in writing, representations regarding the Holder's sophistication, investment intent, acquisition for Holder's own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering. The Company may place conspicuously upon each Warrant and upon each certificate representing the Warrant Shares a legend substantially in the following form, the terms of which are agreed to by the Holder:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION."

        2.5 TAXES

        The Company shall not be required to pay any tax that may be payable in respect of any transfer of this Warrant.

SECTION 3 VALIDITY AND RESERVATION OF WARRANT SHARES.

        The Company covenants that all shares of Preferred Stock issued upon exercise of this Warrant, pursuant to the terms and conditions herein, will be validly issued, fully paid,


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nonassessable and free of preemptive rights. The Company agrees that, as long as this Warrant may be exercised, the Company will reserve from its authorized and unissued Preferred Stock a sufficient number of shares to provide for the issuance of the Preferred Stock upon exercise of this Warrant (and shares of its Common Stock for issuance on conversion of such Preferred Stock).

SECTION 4 LIMITED RIGHTS OF WARRANT HOLDER.

        The Holder shall not, solely by virtue of being the Holder of this Warrant, have any of the rights of a holder of Preferred Stock of the Company, either at law or equity, until such Warrant shall have been exercised and the Holder shall be deemed to be the holder of record of Warrant Shares as provided in this Warrant, at which time the person or entity in whose name the certificate for Warrant Shares being purchased is to be issued shall be deemed the holder of record of such shares for all purposes.

SECTION 5 LOSS OF WARRANT.

        Upon receipt by the Company of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification and a bond satisfactory to the Company if requested by the Company or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like tenor and amount.

SECTION 6 ADJUSTMENTS.

        The Exercise Price and the number of shares purchasable under this Warrant are subject to adjustment from time to time as follows:

        6.1 MERGER, SALE OF ASSETS, ETC.

        If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be a reorganization (other than a combination, reclassification, exchange or subdivision of shares provided for herein), merger or consolidation of the Company with or into another corporation, or the sale or transfer of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, transfer or sale, provision shall be made so that the Holder of this Warrant shall thereafter be entitled to immediately exercise this Warrant and to receive upon exercise of this Warrant, and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such reorganization, merger, consolidation, transfer or sale, to which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, merger, consolidation or sale, all subject to adjustment as provided herein.


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        6.1 RECLASSIFICATION, ETC.

        If the Company, at any time while this Warrant or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price thereof shall be appropriately adjusted, all subject to further adjustments as provided in this Section.

        6.3 SPLIT, SUBDIVISION OR COMBINATION OF SHARES.

        If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

        6.4 ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY.

        If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or on or after the record date for the determination of eligible shareholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each such case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustment called for during such period by the provisions of this Section 6.

        6.5 CERTIFICATE OF ADJUSTMENTS.

        Upon the occurrence of each adjustment or readjustment pursuant to this
Section 6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate, signed by the Chairman of the Board, the President or the Chief Financial Officer, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any such Holder, furnish or cause to be furnished to such Holder a certificate setting forth: (A) such adjustments and


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readjustments, (B) the Exercise Price at the time in effect and (C) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

        6.6 NO IMPAIRMENT.

        The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

SECTION 7 REGISTRATION RIGHTS.

        Upon exercise of this Warrant, the Holder shall have and be entitled to exercise, together with all other holders of Registrable Securities possessing registration rights under that certain A-Fem Medical Corporation Registration Rights Agreement, of even date herewith, between the Company and CCI ("Investors' Rights Agreement"), the rights of registration granted under the Investors' Rights Agreement to Registrable Securities (with respect to the shares of common stock issuable upon conversion of the Preferred Stock issuable upon exercise of this Warrant). By its receipt of this Warrant, Holder agrees to be bound by the Investors' Rights Agreement.

SECTION 8 MISCELLANEOUS.

        8.1 SUCCESSORS AND ASSIGNS

        All the covenants and provisions of this Warrant that are by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

        8.2 NOTICE

        Any notice or demand pursuant to this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three days following deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified as provided below:

        If to the Company:   A-Fem Medical Corporation
                             Suite J-5
                             10180 S.W. Nimbus Avenue
                             Portland, OR  97223
                             (503) 968-8800


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        If to the Holder:    Capital Consultants, Inc.
                             Suite 200
                             2300 SW First Ave.
                             Portland, OR  97201

Each party may specify a different address than set forth above by 10 days' advance notice thereof given in the foregoing manner.

        8.3 APPLICABLE LAW

        The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Oregon as applied to agreements among Oregon residents entered into and to be performed entirely within the State of Oregon.

        8.4 HEADINGS

        The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

        8.5 AMENDMENTS; WAIVER

        This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. No waivers of, or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                     [This space intentionally left blank.]


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Dated:  ______________, 1998

                                            A-FEM MEDICAL CORPORATION

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


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                                  EXERCISE FORM

                          (TO BE EXECUTED BY THE HOLDER
                  TO EXERCISE THE WARRANT IN WHOLE OR IN PART)

To:     A-FEM MEDICAL CORPORATION

        I, the undersigned, hereby irrevocably elect to exercise the right of purchase represented by Warrant No. ____ for, and to purchase thereunder, ______ shares of Series A Convertible Preferred Stock for a purchase price of $____ per share, as provided for therein.

        I hereby tender payment herewith to the order of A-FEM MEDICAL CORPORATION in the amount of $ _________.

        I request that certificates for such shares of Series A Convertible Preferred Stock be issued and delivered as stated below, and, if said number of shares of Series A Convertible Preferred Stock shall not be all the shares of Series A Convertible Preferred Stock purchasable thereunder, that a new Warrant for the balance remaining of the shares of Series A Convertible Preferred Stock purchasable under the within Warrant be registered and delivered to me, as stated below:

Signature:
          ---------------------------------------------------------------------

Name:
     --------------------------------------------------------------------------

Address:
        -----------------------------------------------------------------------

Deliver to:
           --------------------------------------------------------------------

Address:
        -----------------------------------------------------------------------

        Note: Signature must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.


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